Exhibit 4.2

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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6.	Miscellaneous		27
	6.1	Successors and Assigns	27
	6.2	Governing Law	27
	6.3	Counterparts	27
	6.4	Titles and Subtitles	27
	6.5	Notices	28
	6.6	Amendments and Waivers	28
	6.7	Severability	29
	6.8	Aggregation of Stock	29
	6.9	Additional Investors	30
	6.10	Entire Agreement	30
	6.11	Dispute Resolution	30
	6.12	Delays or Omissions	31
	6.13	Right to Conduct Activities	31
	6.14	Limitation of Liability	31

Schedule A	—	Schedule of Investors
Schedule B	—	Affiliates of Clarus Lifesciences III, L.P.

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THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”), is made as of the 24th day of July, 2020, by and among Praxis Precision Medicines, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto (together with any subsequent investors or transferees, who become parties to this Agreement in accordance with Section 6.9 hereof, each an “Investor” and together the “Investors”).

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer, and other rights pursuant to the Third Amended and Restated Investors’ Rights Agreement dated as of November 18, 2019 between the Company and such Investors (the “Prior Agreement”); and

WHEREAS, the Existing Investors comprise the Investor Majority (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights and obligations created pursuant to this Agreement in lieu of the rights and obligations granted to them under the Prior Agreement; and

WHEREAS, certain of the Investors are parties to that certain Series C-1 Preferred Stock Purchase Agreement of even date herewith between the Company and certain of the Investors (the “Purchase Agreement”).

NOW, THEREFORE, the Existing Investors hereby agree that the Prior Agreement shall be amended and restated, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members or investment advisers of, or shares the same management company or investment adviser with, such Person; the terms “control” and “controlled” meaning ownership of fifty percent (50%) or more, including ownership by one or more trusts with substantially the same beneficial interests, of the voting and equity rights of such Person or the power to direct the management of such Person. Notwithstanding the foregoing, where the term “Person” refers to Novo Holdings A/S, in lieu of the foregoing definition, the term “Affiliate” shall mean Novo Ventures (US) Inc., any partner, executive officer or director of Novo or any venture capital fund or other Person now or hereafter existing formed for the purpose of making investments in other Persons that is controlled by or under common control with Novo, and for the avoidance of doubt, shall not include any other affiliate of Novo. Further notwithstanding the foregoing, where the term “Person” refers to Clarus, in lieu of the foregoing definition, the term “Affiliate” shall mean (a) any fund or other Person now or hereafter existing or hereafter formed, in each case, (i) for the purpose of making investments in other Persons and (ii) that is under common management with Clarus, including without limitation any such fund or Person for which Clarus Ventures LLC provides management services, and (b) any general partner, managing member, officer, managing director or director of Clarus or Clarus Ventures III GP, L.P. or any of the funds listed on Schedule B or described in the following clause (c), (c) any fund or other Person now or hereafter existing, the management of which is controlled by The Blackstone Group L.P., formed for the purpose of making at least 25% of its investments in other Persons that are engaged in the research, development, production or distribution of human therapeutic products or services, and (d) any fund or other Person now or hereafter existing formed for the purpose of making investments in other Persons that is under management of any general partner, managing member, officer, managing director or director of Clarus or Clarus Ventures III GP, L.P. or under management of an entity in which any general partner, managing member, officer, managing director or director of Clarus or Clarus Ventures III GP, L.P. is a general partner, managing member, officer, managing director or director. For the avoidance of doubt, “Affiliates” of Clarus include those listed on Schedule B and Schedule B shall be automatically deemed updated to include any new funds under the Blackstone Life Sciences (or its successor) umbrella added in the future.

“Al-Rayyan” means Al-Rayyan Holding LLC, a Qatar Financial Center registered limited liability company, and for purposes of Section 5.10, shall include Qatar Investment Authority, their Affiliates and all instrumentalities of the State of Qatar and their associates.

“Clarus” means Clarus Lifesciences III, L.P. or any transferee, assignee or successor in such stockholder’s interest in the Company.

“Common Stock” means shares of the Company’s common stock, par value $0.0001 per share.

“Competitor” means a Person engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)), in the same or similar business as the Company, as reasonably determined by the Board of Directors, but shall not include any financial investment firm, institutional investor or investment vehicle. Notwithstanding the above, for purposes of Section 4 of this Agreement, Gilead Sciences, Novo Holdings A/S, Novo Ventures (US) Inc., Clarus, Vida, Purdue Neuroscience Company, Point72 Biotech, OCV, Citadel Multi-Strategy Equities Master Fund Ltd. (“Surveyor”), Al-Rayyan and Eventide and their respective Affiliates shall not be deemed to be a Competitor.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon: (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

“Eventide” means the Mutual Fund Series Trust, On Behalf Of Eventide Healthcare & Life Sciences Fund or any transferee, assignee or successor in such stockholder’s interest in the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including, adoptive relationships, of a natural person referred to herein.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“Investor Majority” means (i) the Investors holding a majority of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock (voting together as a single class, and not as separate series, on an as-converted basis) then held by the Investors and (ii) at least two of the following three Purchasers (as defined in the Purchase Agreement): Clarus, Novo and Vida.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Key Employee” means any executive-level employee (including, division director and vice president-level positions) as well as any employee who, either alone or in concert with others, develops, invents, programs, or designs any Company Intellectual Property (as defined in the Purchase Agreement).

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least Two Million (2,000,000) shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Novo” means Novo Holdings A/S or any transferee, assignee or successor in such stockholder’s interest in the Company.

“OCV” means OCV Fund I, L.P. or any transferee, assignee or successor in either such stockholders’ interest in the Company.

“Person” means any individual, corporation, partnership, firm, trust, limited liability company, association or other entity or combination thereof.

“Point72 Biotech” means Point72 Biotech Private Investments, LLC or any transferee, assignee or successor in such stockholder’s interest in the Company.

“Preferred Directors” means the directors of the Company elected solely by the holders of record of either the Series A Preferred Stock or the Series B Preferred Stock and Series B-1 Preferred Stock pursuant to the Company’s Certificate of Incorporation.

“Preferred Stock” means the Series A Preferred Stock, the Series B Preferred Stock, the Series B-1 Preferred Stock, the Series C Preferred Stock and the Series C-1 Preferred Stock.

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors as of the date hereof or acquired by the Investors after the date hereof; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restricted Securities” means the securities of the Company required to be notated with the legend set forth in Subsection 2.12(b) hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.0001 per share.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.0001 per share.

“Series B-1 Preferred Stock” means shares of the Company’s Series B-1 Preferred Stock, par value $0.0001 per share.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

“Series C-1 Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.0001 per share.

“Vida” means Vida Ventures, LLC or any transferee, assignee or successor in such stockholder’s interest in the Company.

2. Registration Rights. The Company covenants and agrees as follows:

2.1 Demand Registration.

(a) Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to Registrable Securities having an anticipated aggregate offering price, net of Selling Expenses, of at least $10,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $3,000,000, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty- five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a) (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected two registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2 Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3 Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting; provided, however, that no Holder (or any of their assignees) shall be required to make any representations, warranties or indemnities except as they relate to such Holder’s ownership of shares and authority to enter into the underwriting agreement and to such Holder’s intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders seeking to sell Registrable Securities in such offering accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included

2.4 Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

In addition, the Company shall ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2.5 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6 Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section [0], including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsections 2.1(a) or 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2.6 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.8 Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either: (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.8(f), and otherwise shall survive the termination of this Agreement.

2.9 Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company; and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investor Majority, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.

2.11 “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately prior to the IPO or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall apply only to the IPO, shall not apply to distributions to current or former partners, members or stockholders of a Holder or to the transfer of any shares owned by a Holder in the Company to its Affiliates or any of the Holder’s stockholders, members, partners or other equity holders; provided that the Affiliate, stockholder member, partner or other equity holder of the Holder agrees to be bound in writing by the restrictions set forth herein, shall not apply to transactions or announcements relating to: (1) securities acquired in the IPO or (2) securities acquired in open market transactions from and after the IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, or the transfer of any shares to any trust for the direct or indirect benefit of the Holder or the immediate family of the Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers, directors and stockholders individually and together with their Affiliates owning one percent (1%) or more of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are subject to the same restrictions. The underwriters in connection with such registration are intended third party beneficiaries of this Subsection 2.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of any or all of such restrictions (including restrictions applicable to directors, officers and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock)) by the Company or the underwriters shall apply pro rata to all Holders subject to such restrictions, based on the number of shares subject to such restrictions. In the event that the Company becomes aware that an underwriter has released any director or officer, or any holders of one percent or more of the Company’s outstanding capital stock from their lock-up agreements pursuant to this Subsection 2.11, the Company shall use its best efforts to cause the underwriters to release the Investors pro rata and the Company shall not consent to any release that is not pro rata. In the event that any underwriter requests an Investor to sign a lock-up agreement (an “Investor Lock-Up Agreement”), the Company shall use its best efforts to require all directors, officers and stockholders individually owning one percent (1%) or more of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) to sign a lock-up agreement with the same terms as the Investor Lock-Up Agreement, and such Investor Lock-Up Agreements shall be applicable to the Holders only if all officers, directors and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) sign a lock-up agreement with the same terms as the Investor Lock-Up Agreement. The Company shall notify the Investors if it is aware of any lock-up agreements relating to the Company with more favorable terms than the Investor Lock-Up Agreement. The Company shall also use its best efforts to cause any future holders of one percent or more of the Company’s outstanding capital stock to agree to a lock-up provision similar to this Subsection 2.11.

2.12 Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Registrable Securities held by Purdue Neuroscience Company shall not be sold, pledged, or otherwise transferred in contravention of that certain License Agreement between the Company and Purdue Neuroscience Company dated December 31, 2017.

(b) Each certificate, instrument, or book entry representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.11.

(c) The holder of such Restricted Securities, by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.13(c). Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144; (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; or (z) in any internal transaction in which such Holder transfers Restricted Securities to an Affiliate of such Holder that is an entity and that is ultimately controlled by the same parent company as the Holder (or is the ultimate parent company of the Holder); provided that in the case of clauses (y) and (z), each transferee agrees in writing to be subject to the terms of this Subsection 2.11. Notwithstanding the foregoing, the Company shall be obligated to reissue promptly unlegended certificates or book entries at the request of any Holder thereof if the Company has completed its IPO and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend, provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder. Each certificate, instrument, or book entry representing the Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13 Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation; and

(b) the fifth anniversary of the IPO.

3. Information and Observer Rights.

3.1 Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that such Major Investor is not a Competitor:

(a) as soon as practicable, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Company (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year and (iii) a statement of stockholders’ equity for as of the end of such year, all such financial statements audited and certified by independent public accountants of regionally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within thirty-five (35) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year- end audit adjustments; and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c) as soon as practicable, but in any event within thirty-five (35) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company;

(d) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), approved by the Board of Directors and prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such quarters and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(e) such other information relating to the financial condition, business, prospects, or corporate affairs of the Company as any Major Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated under this Subsection 3.1 to provide information (i) that the Company reasonably determines in good faith to be a trade secret; or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date sixty (60) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

3.2 Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a Competitor), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in a form reasonably acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3 Observer Rights.

(a) As long as Novo Holdings A/S together with its Affiliates own not less than 100,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), the Company shall invite a representative of Novo (which representative shall be designated in a written notice to the Company) to attend all meetings of its Board of Directors and its committees and meetings of the Boards of Directors and committees thereof of its subsidiaries in a nonvoting observer capacity (the “Novo Observer”) and, in this respect, shall give the Novo Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that the Novo Observer shall agree to hold in confidence and trust; and provided further, that the Company reserves the right to withhold any information and to exclude the Novo Observer from any meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that access to such information or attendance at such meeting is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or other highly confidential proprietary technical information.

(b) As long as Eventide together with its Affiliates own not less than 100,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), the Company shall invite a representative of Eventide (which representative shall be designated in a written notice to the Company) to attend all meetings of its Board of Directors and its committees and meetings of the Boards of Directors and committees thereof of its subsidiaries in a nonvoting observer capacity (the “Eventide Observer”) and, in this respect, shall give the Eventide Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that the Eventide Observer shall agree to hold in confidence and trust; and provided further, that the Company reserves the right to withhold any information and to exclude the Eventide Observer from any meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that access to such information or attendance at such meeting is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or other highly confidential proprietary technical information. Eventide may terminate its representative’s status as the Eventide Observer at any time in Eventide’s discretion, including such period of time prior to the consummation of an IPO as Eventide may determine.

(c) As long as Surveyor together with its Affiliates own not less than 100,000 shares of Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof) (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), the Company shall invite a representative of Surveyor (which representative shall be designated in a written notice to the Company) to attend all meetings of its Board of Directors and its committees and meetings of the Boards of Directors and committees thereof of its subsidiaries in a nonvoting observer capacity (the “Surveyor Observer”) and, in this respect, shall give the Surveyor Observer copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that the Surveyor Observer shall agree to hold in confidence and trust; and provided further, that the Company reserves the right to withhold any information and to exclude the Surveyor Observer from any meeting or portion thereof if the Board of Directors determines in good faith, upon advice of counsel, that access to such information or attendance at such meeting is reasonably necessary to preserve the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or other highly confidential proprietary technical information.

3.4 Termination of Information Rights. The covenants set forth in Subsection 3.1, Subsection 3.2 and Subsection 3.3 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.5 Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor and manage its investment in the Company) any confidential information obtained from the Company (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.5 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring and managing its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.5; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; (iv) to the extent required in connection with any routine or periodic examination or similar process by any regulatory or self- regulatory body or authority not specifically directed at the Company or the confidential information obtained from the Company pursuant to the terms of the Agreement, including, without limitation, quarterly or annual reports; or (v) as may otherwise be required by law, provided that, with respect to this clause (v), the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

3.6 Material Non-Public Information. The Company understands and acknowledges that in the regular course of Surveyor’s business, Surveyor and its Affiliates will invest in companies that have issued securities that are publicly traded (each, a “Public Company”). Accordingly, the Company covenants and agrees that it shall not provide any material non-public information about a Public Company to Surveyor or any representative or board observer of Surveyor. In addition, the Company acknowledges and agrees that in no event shall Surveyor’s confidentiality and non-use obligations hereunder in any manner be deemed or construed as limiting Surveyor or its representatives’ (or any of their respective Affiliates) ability to trade any security of a Public Company.

4. Rights to Future Stock Issuances.

4.1 Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Investor. An Investor shall be entitled to apportion the right of first offer hereby granted to it in such proportions as it deems appropriate, among (a) itself and (b) its Affiliates; provided that each such Affiliate (x) is not a Competitor, and (y) agrees to enter into this Agreement and each of the Voting Agreement and Right of First Refusal and Co-Sale Agreement (each as defined in the Purchase Agreement), as an “Investor” under each such agreement (provided that any Competitor shall not be entitled to any rights as an Investor under Subsections 3.1, 3.2, 3.3 and 4.1 hereof).

(a) The Company shall give notice (the “Offer Notice”) to each Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock then held by such Investor (including all shares of Common Stock then issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held by such Investor) bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities. At the expiration of such twenty (20) day period, the Company shall promptly notify each Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Investors were entitled to subscribe but that were not subscribed for by the Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

4.2 Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, or (b) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1 Insurance. The Company shall use its commercially reasonable efforts to maintain, from financially sound and reputable insurers, Directors and Officers liability insurance in an amount not less than $3,000,000 until such time as the Board of Directors determines that such insurance should be discontinued. The policy shall not be cancelable by the Company without prior approval by the Board of Directors.

5.2 Employee Agreements. The Company will cause (a) each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement; and (b) each Key Employee to enter into a one (1) year noncompetition and nonsolicitation agreement, substantially in the form approved by the Board of Directors. In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors.

5.3 Employee Stock. Unless otherwise approved by the Board of Directors, all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (a) vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, and (b) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors (including at least three of the Preferred Directors then serving), the Company shall retain a “right of first refusal” on employee transfers until the Company’s IPO and shall have the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

5.4 Matters Requiring Investor Director Approval. So long as an aggregate of twenty-five percent (25%) of the Series A Preferred Stock, Series B Preferred Stock, Series B-1 Preferred Stock, Series C Preferred Stock and Series C-1 Preferred Stock originally issued pursuant to each of the Purchase Agreement, that certain Series A Preferred Stock Purchase Agreement between the Company and the other parties thereto dated October 31, 2016, as amended, that certain Series B Preferred Stock Purchase Agreement between the Company and the other parties thereto dated March 13, 2018, as amended, that certain Series B-1 Preferred Stock Purchase Agreement between the Company and the other parties thereto dated June 18, 2019 and that certain Series C Preferred Stock Purchase Agreement between the Company and the other parties thereto dated November 18, 2019, as amended, respectively, remain outstanding (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations), the Company hereby covenants and agrees with each of the Investors that it shall not, without approval of the Board of Directors (including at least three of the Preferred Directors then serving):

(a) make, or permit any subsidiary to make, any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity unless it is wholly owned by the Company;

(b) make, or permit any subsidiary to make, any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors;

(c) guarantee, directly or indirectly, or permit any subsidiary to guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(d) make any investment other than investments in prime commercial paper, money market funds, certificates of deposit in any United States bank having a net worth in excess of $100,000,000 or obligations issued or guaranteed by the United States of America, in each case having a maturity not in excess of two years;

(e) incur any aggregate indebtedness in excess of $100,000 that is not already included in a budget approved by the Board of Directors, other than trade credit incurred in the ordinary course of business;

(f) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, except for transactions contemplated by this Agreement or the Purchase Agreement;

(g) hire, terminate, or change the compensation of the executive officers, David Goldstein or Stephen Petrou, including approving any option grants or stock awards to any of them;

(h) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(i) sell, assign, license, pledge, or encumber material technology or intellectual property, other than licenses granted in the ordinary course of business; or

(j) make any material investments or acquisitions or enter into any material joint ventures.

5.5 Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office (including at least three of the Preferred Directors), the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors and the Observers for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. Each Preferred Directors shall be entitled in such person’s discretion to be a member of any committee of the Board of Directors.

5.6 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7 Indemnification Matters. The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board of Directors by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Company’s Certificate of Incorporation or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and, (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

5.8 Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Preferred Stock, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (a) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (b) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.9 FCPA. The Company represents that it shall not (and shall not permit any of its subsidiaries or affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to) promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, to any third party, including any Non-U.S. Official (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), in each case, in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) cease all of its or their respective activities, as well as remediate any actions taken by the Company, its subsidiaries or affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall (and shall cause each of its subsidiaries and affiliates to) maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. Upon request, the Company agrees to provide responsive information and/or certifications concerning its compliance with applicable anti-corruption laws. The Company shall promptly notify each Investor if the Company becomes aware of any enforcement action. The Company shall, and shall cause any direct or indirect subsidiary or entity controlled by it, whether now in existence or formed in the future, to comply with the FCPA. The Company shall use its best efforts to cause any direct or indirect subsidiary, whether now in existence or formed in the future, to comply in all material respects with all applicable laws.

5.10 Publicity. The Company shall not use the name of Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, Al-Rayyan or OCV or any of their respective Affiliates in any trade publication, marketing materials or otherwise to the general public or to any other third party, in each case without the prior written consent of Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, Al- Rayyan or OCV, respectively, which consent may be withheld by such party in its sole discretion; provided that (a) the parties anticipate that there will be a mutually-agreed press release announcing the closing of the transaction contemplated in the Purchase Agreement, which press release shall not include any reference to Al-Rayyan, and (b) following the public announcement contemplated in clause (a), the Company may confirm that Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, or OCV are investors in the Company (but not the amount or terms thereof) in a form of disclosure that has been previously approved by Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, or OCV, respectively. Notwithstanding the foregoing, the Company may disclose the terms and/or amount of Novo’s, Vida’s, Eventide’s, Purdue Neuroscience Company’s, Point72 Biotech’s, Harvard Management Private Equity Corporation’s, Surveyor’s, Al-Rayyan’s or OCV’s investment, without the prior approval of Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Surveyor, Al-Rayyan or OCV, as applicable, (x) to a bona fide potential investor in or acquirer of the Company in connection with such potential investor’s or acquirer’s due diligence process or (y) as required by law, rule, regulation or listing standard to do so; in which case the Company (i) shall promptly notify Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, Al-Rayyan or OCV, as applicable, of such requirement and will cooperate with Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, Al-Rayyan or OCV, as applicable, to the extent practicable to limit the information disclosed to only such information that the Company, as advised by counsel, is required by law to be disclosed and (ii) will, to the extent practicable and at the request and expense of Novo, Vida, Eventide, Purdue Neuroscience Company, Point72 Biotech, Harvard Management Private Equity Corporation, Surveyor, Al-Rayyan or OCV, as applicable, seek to obtain a protective order over, or confidential treatment of, such information.

5.11 Expenses of Counsel. In the event of a transaction which is a Sale of the Company (as defined in the Voting Agreement), the reasonable fees and disbursements, not to exceed $50,000 in the aggregate, of one counsel for the Major Investors in their capacities as stockholders, shall be borne and paid by the Company.

5.12 Critical Technology Matters.

(a) To the extent (i) any pre-existing products or services provided by the Company are re-categorized by the U.S. government as a critical technology within the meaning of the Defense Production Act of 1950, as amended, including all implementing regulations thereof (the “DPA”), or would reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of a critical technology after a recategorization of selected technologies by the U.S. government, or (ii) after execution of the Purchase Agreement, the Company engages in any activity that could reasonably be considered to constitute the design, fabrication, development, testing, production or manufacture of a critical technology within the meaning of the DPA, the Company shall promptly notify any non-U.S. Investor of such change in the categorization of its products or services.

(b) If and only if (i) the Committee on Foreign Investment in the United States (“CFIUS”) requests or requires that any Investor or the Company file a notice or declaration with CFIUS pursuant to the DPA with respect to the Investor’s investment in the Company (the “Covered Transactions”) or (ii) any Investor or the Company reasonably determines that a filing with CFIUS with respect to the Covered Transactions is advisable or required by applicable law, then in either case, (i) or (ii): (x) the Company and each Investor shall, and shall cause its affiliates to, cooperate with the other parties hereto and shall promptly file a CFIUS filing in the requested, required or advisable form in accordance with the DPA; and (y) the Company and each Investor shall, and shall cause its affiliates to, use reasonable best efforts to obtain, as applicable, the CFIUS Satisfied Condition (as defined in the Purchase Agreement). For the avoidance of doubt, (A) no Investor shall have any obligation to accept or take any action, condition or restriction with respect to the Covered Transactions in order to achieve the CFIUS Satisfied Condition, and (B) each Investor shall be permitted to withhold, edit, redact and/or otherwise limit disclosure of any information, documents or materials that it determines, in its sole discretion, are unduly sensitive, related to national security and/or financial or economic sensitivity, unrelated to the Covered Transaction or otherwise unnecessary to achieve the CFIUS Satisfied Condition.

5.13 Munitions. The Company covenants not to control any weapon or explosive device, nuclear or otherwise.

5.14 Subsidiary Governance. No subsidiary of the Company shall take any action without the approval of the Board to the extent approval of the Board would be required in the event such action was to be taken by the Company itself, including the requisite groups of directors whose approval would be required in the event such action was to be taken by the Company itself.

5.15 Harassment Policy. The Company shall, within 60 days following the Closing, adopt and thereafter maintain in effect (i) a Code of Conduct governing appropriate workplace behavior and (ii) an Anti-Harassment and Discrimination Policy prohibiting discrimination and harassment at the Company. Such policy shall be reviewed and approved by the Board of Directors.

5.16 Termination of Covenants. The covenants set forth in this Section 5, except for Subsections 5.5 and 5.6, shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, or (b) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1 Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner or stockholder of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least One Hundred Thousand (100,000) shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate, partner or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2 Governing Law. This Agreement shall be governed by the internal law of the State of Delaware.

6.3 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4 Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Goodwin Procter LLP, 100 Northern Avenue, Boston, MA 02210, Attention: Richard A. Hoffman and William D. Collins.

6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Investor Majority; provided that:

(a) the Company may in its sole discretion waive compliance with Subsection (c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection (c) shall be deemed to be a waiver);

(b) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party;

(c) Subsections 5.6 and 5.7 and this clause of Section 6.6 shall not be amended or waived without the consent of Clarus, Novo and Vida;

(d) Subsections 6.13 and 6.14 and this clause of Section 6.6 shall not be amended or waived without the consent of Clarus, Novo, Vida and Eventide;

(e) the definitions of “Affiliate” as it pertains to Novo Holdings A/S, and “Novo”, Section 3.3(a), Section 5.10, and Subsection 5.12(b) as they pertain to Novo, and this clause of Section 6.6 shall not be amended or waived without the consent of Novo Holdings A/S;

(f) Section 5.10 and this clause of Section 6.6 as they pertain to Vida shall not be amended or waived without the consent of Vida Ventures, LLC;

(g) Subsection 3.3(b) and this clause of Section 6.6 shall not be amended or waived without the consent of Eventide;

(h) Section 3.3(c), Section 3.6, Section 5.10 and Section 6.13 as they pertain to Surveyor, and this clause of Section 6.6 shall not be amended or waived without the consent of Surveyor;

(i) Subsection 5.10 and this clause of Section 6.6 shall not be amended or waived without the consent of Harvard Management Private Equity Corporation;

(j) Subsection 5.10 and this clause of Section 6.6 shall not be amended or waived without the consent of Al-Rayyan;

(k) Subsections 5.10, 6.13 and 6.14, and this clause of Section 6.6 shall not be amended or waived without the consent of OCV; and

(l) the definitions of “Affiliate” as it pertains to a specific Holder shall not be amended or waived without the consent of such Holder.

(m) Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company and the Investors agree that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, that in the event that any Investor or its Affiliate nonetheless purchases New Securities being issued in such financing transaction after such waiver has been obtained (any such Investor and its Affiliates, collectively, a “Participating Investor”), then each other Investor shall be permitted to purchase up to the same percentage (not to exceed 100%) of its pro rata share of New Securities issued in such financing transaction as the percentage of the pro rata share of the New Securities so purchased by the Participating Investor purchasing the largest portion of such Participating Investor’s pro rata share in such financing transaction. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(n) Subsection 6.6(m) and this clause of Section 6.6 shall not be amended or waived without the consent of each of the Investors.

6.7 Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8 Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

6.9 Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company issues additional shares of the Company’s Preferred Stock after the date hereof, whether pursuant to the Purchase Agreement or otherwise, any purchaser of such shares of Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement, and thereafter shall be deemed an “Investor” for all purposes hereunder. No action or consent by the Investors shall be required for such joinder to this Agreement by such additional Investor, so long as such additional Investor has agreed in writing to be bound by all of the obligations as an “Investor” hereunder.

6.10 Entire Agreement. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, except, with respect to any Investor, as modified by any side letter agreement between such Investor and the Company, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect.

6.11 Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of the state of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of the state of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

6.12 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.13 Right to Conduct Activities. The Company hereby agrees and acknowledges that certain of the Investors and their Affiliates and representatives are investment funds or other institutional investors, and as such invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted), and that such Investor may have Affiliated entities that may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that such Investor shall not be liable to the Company for any claim arising out of, or based upon, (i) the investment by such Investor in any entity competitive with the Company, (ii) actions taken by any partner, officer or other representative of such Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company or (iii) the activities of entities Affiliated with such Investor; provided, however, that the foregoing shall not relieve (x) such Investor from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

6.14 Limitation of Liability. The total liability, in the aggregate, of an Investor for any and all claims, losses, costs or damages, including attorneys’ and accountants’ fees and expenses and costs of any nature whatsoever or claims or expenses resulting from or in any way related to this Agreement from any cause or causes (collectively, “Claims”) shall be several and not joint with the other Investors and shall not exceed the total consideration paid to the Company by such Investor for the Shares (as defined in the Purchase Agreement) under the Purchase Agreement. No Affiliate, officer, director, employee or agent of any Purchaser (and that is itself not also a Purchaser) shall have any liability for any Claim whatsoever. It is intended that this limitation apply to any and all liability or cause of action however alleged or arising, unless otherwise prohibited by law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

COMPANY:

PRAXIS PRECISION MEDICINES, INC.

By:	/s/Marcio Souza
Name:	Marcio Souza
Title:	President and Chief Executive Officer

Address:	One Broadway, 16th Floor
Cambridge, MA 02142

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

NOVO HOLDINGS A/S

By:	/s/ Thomas Dyrberg
Name:	Thomas Dyrberg, under specific power of attorney
Title:	Managing Partner

Address:
Novo Holdings A/S
Tuborg Havnevej 19
DK-2900 Hellerup
Denmark
Attn: Thomas Dyrberg and Heather Ludvigsen
Email: TDY@novo.dk; hlud@novo.dk with a copy (which shall not constitute notice) to:
Novo Ventures (US), Inc. 501 2nd Street, Suite 300
San Francisco, CA 94107
Attention: Junie Lim
Email: jeql@novo.dk

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VIDA VENTURES, LLC

By:	/s/ Stefan Vitorovic
Name:	Stefan Vitorovic
Title:	Managing Director

Address:
40 Broad Street, Suite 201
Boston, MA 02109

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE HEALTHCARE & LIFE SCIENCES FUND

By:	/s/ Erik Naviloff
Name:	Erik Naviloff
Title:	Treasurer

Custodian Address:

U.S. Bank Trust Services
Trust Services
Attn: Physical Processing, MK-WI-S302 1555 N RiverCenter Drive, Suite 302
Milwaukee, WI 53212

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE GILEAD FUND

By:	/s/ Erik Naviloff
Name:	Erik Naviloff
Title:	Treasurer

Custodian Address:

U.S. Bank Trust Services
Trust Services
Attn: Physical Processing, MK-WI-S302 1555 N RiverCenter Drive, Suite 302
Milwaukee, WI 53212

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CLARUS LIFESCIENCES III, L.P.

By:	Clarus Ventures III GP, L.P., its general partner

By:	Blackstone Clarus III L.L.C., its general partner

By:	Blackstone Holdings II L.P., its managing member

By:	Blackstone Holdings I/II GP L.L.C., its general partner

By:	Blackstone Group Inc., its managing member

By:	/s/ Nicholas G. Galakatos
Name:	Nicholas G. Galakatos
Title:	Senior Managing Director

Address:	101 Main Street, Suite 1210
Cambridge, MA 02142

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AVORO LIFE SCIENCES FUND LLC

By:	/s/ Scott Epstein
Name:	Scott Epstein
Title:	CFO & CCO

Address:	110 Greene Street, Suite 800
New York, New York 10012

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

POINT72 BIOTECH PRIVATE INVESTMENTS, LLC

By:	/s/ Vincent Tortorella
Name:	Vincent Tortorella
Title:	Authorized Signatory

Address:	c/o Point72, L.P.
72 Cummings Point Road
Stamford, CT 06902

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CITADEL MULTI-STRATEGY EQUITIES MASTER FUND LTD.

By:	Citadel Advisors LLC, its portfolio manager

By:	/s/ Christopher L. Ramsay
Name:	Christopher L. Ramsay
Title:	Authorized Signatory
Address:	601 Lexington Avenue,
New York, NY 10022

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AMPLE PLUS FUND LIMITED PARTNERSHIP

By:	/s/ Luke Li
Name:	Luke Li
Title:	General Managing Partner

Address:	One Broadway, 9th Floor
Cambridge, MA 02142

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

IRVING INVESTORS PRIVATES HPC XVII, LLC

By:	/s/ Jeremy Abelson
Name:	Jeremy Abelson
Title:	Manager

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

IRVING INVESTORS KCM, LLC

By:	Kingdon Capital Management, LLC,
as investment manager

By:	/s/ William Walsh
Name:	William Walsh
Title:	Chief Financial Officer

Address:	c/o Kingdon Capital Management, LLC 152 W. 57th Street, 50th Floor New York, NY 10019

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

VERITION MULTI-STRATEGY MASTER FUND LTD

By:	/s/ William Anderson
Name:	William Anderson
Title:	Authorized Signatory

Address:

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

CORMORANT PRIVATE HEALTHCARE FUND II, LP

By:	Cormorant Private Healthcare GP II, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Address:
200 Clarendon Street, 52nd Floor
Boston, MA 02116

INVESTOR:

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By:	Cormorant Global Healthcare GP, LLC

By:	/s/ Bihua Chen
Name:	Bihua Chen
Title:	Managing Member of the GP

Address:
200 Clarendon Street, 52nd Floor
Boston, MA 02116

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

ADAGE CAPITAL PARTNERS, LP

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	COO

Address:

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

HARVARD MANAGEMENT PRIVATE EQUITY CORPORATION

By:	/s/ Richard Slocum
Name:	Richard Slocum
Title:	Authorized Signatory

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

Address:
600 Atlantic Ave
Boston, MA 02210

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

OCV FUND I L.P.

By:	/s/ Zohar Loshitzer
Name:	Zohar Loshitzer
Title:	Principal

Address: 4700 Wilshire Blvd. Los Angeles, CA 90010

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

AL-RAYYAN HOLDING LLC

By:	/s/ Ahmad Al-Khanji
Name:	Ahmad Al-Khanji
Title:	Director

Address:

Al-Rayyan Holding LLC c/o Qatar Investment Authority
Ooredoo Tower (Building 14)
Al Dafna Street (Street 801)
Al Dafna (Zone 61)
Doha, Qatar
Attention: Mohamed Adel Ghanem, MD, Executive Director, Healthcare, and Kenneth McLaren, Chief, Investment Execution
Email: notices.m&a@qia.qa and Notices_Health_Care@qia.qa

With copies (which shall not constitute notice) to: General Counsel
Qatar Investment Authority
Ooredoo Tower (Building 14)
Al Dafna Street (Street 801)
Al Dafna (Zone 61)
Doha, Qatar
Email: notices.legal@qia.qa

A copy (which shall not constitute notice) shall also be sent to:
Shearman & Sterling LLP 535 Mission Street, 25th Floor
San Francisco, CA 94105
Attn: Michael S. Dorf (mdorf@shearman.com)

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Fourth Amended and Restated Investors’ Rights Agreement as of the date first written above.

INVESTOR:

By:	/s/ Marcio Souza
Name:	Marcio Souza

Address:

[Signature Page to Fourth Amended and Restated Investors’ Rights Agreement]

SCHEDULE A

INVESTORS

Name and Address

Clarus Lifesciences III, L.P.

101 Main Street, Suite 1210

Cambridge, MA 02142

Edward Scolnick

1201 Magnolia Drive

Wayland, MA 01778

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, CA 9440

Novo Holdings A/S

Tuborg Havnevej 19

DK-2900 Hellerup

Denmark

Attn: Thomas Dyrberg and Heather Ludvigsen

Email: TDY@novo.dk; hlud@novo.dk

with a copy (which shall not constitute notice) to:

Novo Ventures (US), Inc.

501 2nd Street, Suite 300

San Francisco, CA 94107

Attention: Junie Lim

Email: jeql@novo.dk

Vida Ventures, LLC

c/o VV Manager LLC

40 Broad Street, Suite 201

Boston, MA 02109

Attn: Stefan Vitorovic

Purdue Neuroscience Company

One Stamford Forum

201 Tresser Boulevard

Stamford, Connecticut 06901-3431

With copies to:

Purdue Pharma L.P.

One Stamford Forum 201

Tresser Boulevard

Stamford, Connecticut 06901-3431

Attention: General Counsel

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019-6022

Attention: Stuart D. Baker

Robert DeBenedetto

3618 Pontina Court

Pleasanton, CA 94566

Mutual Fund Series Trust, On Behalf Of

Eventide Healthcare & Life Sciences Fund

Custodian Address:

U.S. Bank Trust Services

Trust Services

Attn: Physical Processing, MK-WI-S302

1555 N RiverCenter Drive, Suite 302

Milwaukee, WI 53212

Mutual Fund Series Trust, On Behalf Of

Eventide Gilead Fund

Custodian Address:

U.S. Bank Trust Services

Trust Services

Attn: Physical Processing, MK-WI-S302

1555 N RiverCenter Drive, Suite 302

Milwaukee, WI 53212

Avoro Life Sciences Fund LLC

110 Greene Street, Suite 800

New York, New York 10012

Al-Rayyan Holding LLC

c/o Qatar Holding LLC

Ooredoo Tower (Building 14)

Al Dafna Street (Street 801)

Al Dafna (Zone 61)

Doha, Qatar

Attention: Mohamed Adel Ghanem, MD,

Executive Director, Healthcare, and

Kenneth McLaren, Chief, Investment Execution

Email: notices.m&a@qia.qa and Notices_Health_Care@qia.qa

With copies (which shall not constitute notice) to:

General Counsel

Qatar Investment Authority

Ooredoo Tower (Building 14)

Al Dafna Street (Street 801)

Al Dafna (Zone 61)

Doha, Qatar

Email: notices.legal@qia.qa

and

Shearman & Sterling LLP

535 Mission Street, 25th Floor

San Francisco, CA 94105

Attn: Michael S. Dorf (mdorf@shearman.com)

Point72 Biotech Private Investments, LLC

c/o Point72, L.P.

72 Cummings Point Road

Stamford, CT 06902

Attn: Legal

Citadel Multi-Strategy Equities Master Fund Ltd.

c/o Citadel Advisors LLC

601 Lexington Avenue

New York, New York 10022

Attention: Noah Goldberg and Harry Greenbaum

CitadelAgreementNotice@citadel.com;

noah.goldberg@citadel.com;

Harry.Greenbaum@citadel.com

With copies to:

CHOATE, HALL & STEWART, LLP

Two International Place

Boston, MA 02100

Attention: Brian P. Lenihan and Tobin P. Sullivan

blenihan@choate.com; tsullivan@choate.com

Ample Plus Fund Limited Partnership

One Broadway, 9th Floor,

Cambridge, MA 02142

With copies sent by email to both

luke@ampleplus.fund and andrew.aherrera@ampleplus.fund

Irving Investors Privates HPC XVII, LLC

205 Detroit St (4th Floor)

Denver, CO 80206

Attention: Jeremy Ableson

Email: jableson@irvinginvestors.com

Irving Investors KCM, LLC

c/o Kingdon Capital Management, LLC

152 W. 57th Street, 50th Floor

New York, NY 10019

Attention: Richard Weinstein

Email: legal@kingdon.com

Verition Multi-Strategy Master Fund LTD

c/o Verition Fund Management LLC

1 American Lane

Greenwich CT 06831

Cormorant Private Healthcare Fund II, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Cormorant Global Healthcare Master Fund, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

Adage Capital Partners, LP

200 Clarendon St, 52nd Floor

Boston, MA 02116

Attn: Dan Lehan

Harvard Management Private Equity Corporation

600 Atlantic Avenue

Boston, MA 02210

Attn: Marcus Loveland / Emily Holden

Tel: 617-720-6594 / 617-720-6526

OCV Fund I L.P.

4700 Wilshire Blvd

Los Angeles, CA 90010

Attn: Chris Bostick / Zohar Loshitzer

Tel: 323-860-7444 / 323-860-9505

Marcio Souza

7 Lenore Rd,

Tewksbury Twp, NJ 07830

SCHEDULE B

AFFILIATES

Clarus Lifesciences I, L.P.

Clarus Lifesciences II, L.P.

Clarus Lifesciences IV, L.P.

Clarus Ventures III GP, L.P.

Clarus Ventures LLC

Blackstone Clarus III LLC

Blackstone Holdings II, LP.

Clarus Defined Exit I, LP

Clarus DE II, LP

PRAXIS PRECISION MEDICINES, INC.

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Amendment No. 1 to Fourth Amended and Restated Investors’ Rights Agreement (this “Amendment”) is entered into as of November 2, 2021, by and among Praxis Precision Medicines, Inc., a Delaware corporation (the “Company”), and the undersigned Investors (the “Amending Investors”) party to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of July 24, 2020 (the “Investors’ Rights Agreement”), by and among the Company and the Investors named therein. Capitalized terms used and not defined herein shall have the respective meanings assigned to such terms in the Investors’ Rights Agreement.

WHEREAS, the Company previously entered into the Investors’ Rights Agreement;

WHEREAS, Section 6.6 of the Investors’ Rights Agreement provides that the Investors’ Rights Agreement may be amended only with the written consent of (i) the Company and (ii) Investor Majority (collectively, the “Required Parties”); and

WHEREAS, the Amending Investors constitute the Required Parties, and the Company and the Required Parties desire to amend the Investors’ Rights Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing, the Company and the undersigned Amending Investors agree as follows:

1.	AMENDMENTS

(a)           The definition of “Registrable Securities” in Section 1 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

““Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, held by the Investors as of immediately prior to the closing of the IPO; and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (i) and (ii) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

(b)           Section 2.10 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

“2.10 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any additional Investor who becomes a party to this Agreement in accordance with Subsection 6.9.”

(c)           Subsection 2.12(a) of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

“(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. The Registrable Securities held by Purdue Neuroscience Company shall not be sold, pledged, or otherwise transferred in contravention of that certain License Agreement between the Company and Purdue Neuroscience Company dated December 31, 2017. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or, following the IPO, SEC Rule 144, in each case, to be bound by the terms of this Agreement.”

(d)           Section 2.13 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

“Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) such time as either (i) SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration and without the requirement for the Company to be in compliance with the current public information required under SEC Rule 144(c)(1) or (ii) such Holder no longer holds any Registrable Securities; and

(c) the fifth anniversary of the IPO.”

(e)           Section 5.16 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

“5.16 Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, or (b) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.”

(f)            Section 6.6 of the Investors’ Rights Agreement is hereby amended and restated in its entirety to read as follows:

“6.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that:

(a) the Company may in its sole discretion waive compliance with Subsection (c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection (c) shall be deemed to be a waiver);

(b) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party;

(c) Subsections 5.6 and 5.7 and this clause of Section 6.6 shall not be amended or waived without the consent of Clarus, Novo and Vida;

(d) Subsections 6.13 and 6.14 and this clause of Section 6.6 shall not be amended or waived without the consent of Clarus, Novo, Vida and Eventide;

(e) the definitions of “Affiliate” as it pertains to Novo Holdings A/S, and “Novo”, Section 3.3(a), Section 5.10, and Subsection 5.12(b) as they pertain to Novo, and this clause of Section 6.6 shall not be amended or waived without the consent of Novo Holdings A/S;

(f) Section 5.10 and this clause of Section 6.6 as they pertain to Vida shall not be amended or waived without the consent of Vida Ventures, LLC;

(g) Subsection 3.3(b) and this clause of Section 6.6 shall not be amended or waived without the consent of Eventide;

(h) Section 3.3(c), Section 3.6, Section 5.10 and Section 6.13 as they pertain to Surveyor, and this clause of Section 6.6 shall not be amended or waived without the consent of Surveyor;

(i) Subsection 5.10 and this clause of Section 6.6 shall not be amended or waived without the consent of Harvard Management Private Equity Corporation;

(j) Subsection 5.10 and this clause of Section 6.6 shall not be amended or waived without the consent of Al-Rayyan;

(k) Subsections 5.10, 6.13 and 6.14, and this clause of Section 6.6 shall not be amended or waived without the consent of OCV; and

(l) the definitions of “Affiliate” as it pertains to a specific Holder shall not be amended or waived without the consent of such Holder.

(m) Notwithstanding the foregoing, this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion. The Company and the Investors agree that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction; provided, however, that in the event that any Investor or its Affiliate nonetheless purchases New Securities being issued in such financing transaction after such waiver has been obtained (any such Investor and its Affiliates, collectively, a “Participating Investor”), then each other Investor shall be permitted to purchase up to the same percentage (not to exceed 100%) of its pro rata share of New Securities issued in such financing transaction as the percentage of the pro rata share of the New Securities so purchased by the Participating Investor purchasing the largest portion of such Participating Investor’s pro rata share in such financing transaction. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(n) Subsection 6.6(m) and this clause of Section 6.6 shall not be amended or waived without the consent of each of the Investors.”

2.	MISCELLANEOUS.

Each of the undersigned Amending Investors represents and warrants to the Company, severally and not jointly, that the number of shares of Common Stock issued to such Holder upon the conversion of such Holder’s Preferred Stock in connection with the IPO held by such Holder on the date hereof is set forth on the applicable signature page hereto.

Except as specifically amended herein, the Investors’ Rights Agreement is hereby ratified and confirmed and shall remain in full force and effect. Each reference in the Investors’ Rights Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Investors’ Rights Agreement, as amended by this Amendment.

This Amendment and any controversy arising out of or relating to this Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

This Amendment may be executed in several counterparts (including by facsimile or other electronic means), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each undersigned Investor has executed this Amendment as of the date first written above.

NOVO HOLDINGS A/S

By:	/s/ Scott Beardsley
Name: Scott Beardsley
Title: Managing Partner
Novo Ventures (US) Inc.

Number of shares of Common Stock Issued Upon Conversion of Preferred Stock Held as of the Date Hereof: 250,000

IN WITNESS WHEREOF, each undersigned Investor has executed this Amendment as of the date first written above.

VIDA VENTURES, LLC

By:	/s/ Stefan Vitorovic
	Name:	Stefan Vitorovic
	Title:	Managing Director

Number of shares of Common Stock Issued Upon Conversion of Preferred Stock Held as of the Date Hereof: 2,939,329

IN WITNESS WHEREOF, each undersigned Investor has executed this Amendment as of the date first written above.

CLARUS LIFESCIENCES III, L.P.
By: Clarus Ventures III GP, L.P., its general partner
By: Blackstone Clarus III L.L.C., its general partner
By: Blackstone Holdings II L.P., its managing member
By: Blackstone Holdings I/II GP L.L.C., its general partner
By: Blackstone Group Inc., its managing member

By:	/s/ Robert W. Liptak
	Name:	Robert W. Liptak
	Title:	Senior Managing Director

Number of shares of Common Stock Issued Upon Conversion of Preferred Stock Held as of the Date Hereof: 4,894,109

IN WITNESS WHEREOF, each undersigned Investor has executed this Amendment as of the date first written above.

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE HEALTHCARE & LIFE SCIENCES FUND

By:	/s/ Erik Naviloff
	Name:	Erik Naviloff
	Title:	Treasurer

Number of shares of Common Stock Issued Upon Conversion of Preferred Stock Held as of the Date Hereof: 1,896,373

MUTUAL FUND SERIES TRUST, ON BEHALF OF EVENTIDE GILEAD FUND

By:	/s/ Erik Naviloff
	Name:	Erik Naviloff
	Title:	Treasurer

Number of shares of Common Stock Issued Upon Conversion of Preferred Stock Held as of the Date Hereof: 1,566,708

Acknowledged and Agreed:

PRAXIS PRECISION MEDICINES, INC.

By:	/s/ Marcio Souza
Name:	Marcio Souza
Title:	President and Chief Executive Officer